Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-203959

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price(1)	Amount of Registration Fee (2)(3)
6.25% Subordinated Debentures due 2056	$200,000,000	$20,140.00

(1)	Includes $25,000,000 aggregate principle amount of debentures that may be purchased by the underwrites upon exercise of the underwriters’ over-allotment option.
(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(3)	A registration fee of $20,140.00 is due for this offering. The “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in Registration Statement No. 333-203959 on Form S-3ASR.

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 7, 2015)

$175,000,000

Western Alliance Bancorporation

6.25% Subordinated Debentures due 2056

We will pay interest on the debentures on July 1, October 1, January 1 and April 1 of each year, commencing October 1, 2016.

On or after July 1, 2021, we may redeem the debentures, in whole at any time or in part from time to time, at their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. Any early redemption of the debentures will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The debentures will be redeemable in whole prior to July 1, 2021 if (i) a tax event has occurred, (ii) a subsequent event occurs which precludes the debentures from being recognized as Tier 2 capital, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case as described under “Description of Debentures—Optional Redemption” in this prospectus supplement.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed, provided that the notice of redemption will be given within 90 days of the effective date of a tax event, capital event or investment company event.

The debentures will be unsecured and will rank in right of payment and upon our liquidation junior to all of our current and future senior indebtedness (as defined in “Description of Debentures—Ranking”) and will be pari passu with indebtedness ranking on a parity with the debentures (as defined in “Description of Debentures—Ranking”) on the terms set forth in the indenture pursuant to which the debentures will be issued. The debentures will not be obligations of or guaranteed by any of our subsidiaries. As a result, the debentures will also be structurally subordinated to all debt and other liabilities of our subsidiaries, including Western Alliance Bank’s 5.00% Fixed-to-Floating Rate Subordinated Notes due July 15, 2025.

Beneficial interests in the debentures will be issued in book-entry form in denominations of $25 and multiples of $25 in excess thereof. The debentures will mature on July 1, 2056.

We will apply for the listing of the debentures on the New York Stock Exchange (the “NYSE”) under the symbol “WALA.” If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued.

The debentures will not be savings accounts, deposits, or other obligations of our bank subsidiary and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the debentures involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Debenture	Total (2)
Price to public (1)	$25.0000	$175,000,000
Underwriting discount	$0.7875	$5,512,500
Proceeds, before expenses, to Western Alliance Bancorporation	$24.2125	$169,487,500

(1)	Plus accrued interest, if any, from June 16, 2016 to the date of delivery.
(2)	Assumes no exercise of the underwriters’ option to purchase additional debentures described below.

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $25,000,000 aggregate principal amount of debentures solely to cover over-allotments at the price to public less the applicable underwriting discount.

The underwriters expect to deliver the debentures through the facilities of The Depository Trust Company for the accounts of its participants, which may include Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., against payment in New York, New York on or about June 16, 2016.

Joint Book-Running Managers

Morgan Stanley	Wells Fargo Securities

Co-Managers

D.A. Davidson & Co.	FIG Partners, LLC	Jefferies	Piper Jaffray

The date of this prospectus supplement is June 9, 2016.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which provides more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement. Before you invest in the debentures, you should carefully read this prospectus supplement, along with the accompanying prospectus, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any documents incorporated by reference in this prospectus supplement or accompanying prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “Western Alliance,” “we,” “us,” “our,” the “Company” or similar references mean Western Alliance Bancorporation and its subsidiaries.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our debentures. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, such as the information under the heading “Risk Factors” of this prospectus supplement on page S-4.

Our Company

We are a bank holding company headquartered in Phoenix, Arizona. We provide a full spectrum of deposit, lending, treasury management, and online banking products and services through our wholly-owned subsidiary bank, Western Alliance Bank. Western Alliance Bank operates the following full-service banking divisions: Alliance Bank of Arizona in Arizona, First Independent Bank in Northern Nevada, Bank of Nevada in Southern Nevada, Bridge Bank in Northern California and Torrey Pines Bank in Southern California. We also serve business customers through a national platform of specialized financial services.

Our common stock is traded on the NYSE under the ticker symbol “WAL.” Our principal executive offices are located at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500.

The Offering

Issuer	Western Alliance Bancorporation

Securities	$175,000,000 million aggregate principal amount of 6.25% Subordinated Debentures due 2056 ($200,000,000 million aggregate principal amount if the underwriters exercise their over-allotment option to purchase additional debentures in full).

Maturity	The debentures will mature on July 1, 2056.

Interest	The debentures will bear interest at an annual rate of 6.25%. We will pay interest quarterly in arrears on July 1, October 1, January 1 and April 1 of each year, beginning on October 1, 2016.

Record Date	We will make interest payments on the debentures to the holders of record at the close of business on the June 15, September 15, December 15 or March 15, as the case may be, immediately preceding such July 1, October 1, January 1 or April 1, whether or not a business day. However, interest that we pay on the maturity date or redemption date will be payable to the person to whom the principal will be payable.

Optional Redemption	We may elect to redeem the debentures:

•	in whole at any time or in part from time to time on or after July 1, 2021, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption; and

•	in whole, but not in part, at any time prior to July 1, 2021, if (i) a tax event has occurred, (ii) a subsequent event occurs which precludes the debentures from being recognized as Tier 2 capital, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, at a redemption price equal to their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. For more information, see “Description of Debentures—Optional Redemption” in this prospectus supplement.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed, provided that the notice of redemption will be given within 90 days of the effective date of a tax event, capital event or investment company event.

Subordination; Ranking	The debentures will be our subordinated unsecured obligations and will rank (i) senior in right of payment to any future junior subordinated debt, (ii) equally in right of payment with any unsecured, subordinated debt that we incur in the future that ranks equally with the debentures, and (iii) subordinate in right of payment to any of our existing and future senior debt. In addition, the debentures will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Western Alliance Bank’s 5.00% Fixed-to-Floating Rate Subordinated Notes due July 15, 2025, and certain of our other obligations. See “Description of Debentures—Ranking” for more information regarding the subordination of the debentures.

Denominations	$25 and integral multiples of $25 in excess thereof.

Events of Default	The debentures can only be accelerated upon certain events of our bankruptcy, insolvency, or reorganization. See “Description of Debentures—Events of Default” below.

Listing	We intend to apply to list the debentures on the NYSE under the symbol “WALA.” If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued.

Use of Proceeds	We estimate that the net proceeds to us from this offering will be approximately $169,487,500 million (or approximately $193,700,000 million aggregate principal amount if the underwriters exercise their over-allotment option to purchase additional debentures in full) after deducting the underwriting discount and before estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Risk Factors	You should carefully consider all information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should carefully read the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the section entitled “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2015 before purchasing any of the debentures.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The debentures will be governed by the laws of the State of New York.

RISK FACTORS

Investing in the debentures involves significant risks. Before you invest in the debentures, in addition to the other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks and uncertainties discussed in the accompanying prospectus under “Risk Factors” and under Item 1A, “Risk Factors,” or otherwise discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other filings we may make from time to time with the SEC after the date of the registration statement of which this prospectus supplement and the accompanying prospectus is a part. Additional risks and uncertainties not presently known to us may also impair our business operations, financial results and the value of the debentures.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the debentures.

The terms of the indenture and the debentures do not impose any limitation on our or our subsidiaries’ ability to incur additional debt. We may incur additional indebtedness in the future, which could have important consequences to holders of the debentures, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the debentures;

•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•	a significant degree of debt could make us more vulnerable to changes in general economic conditions.

The debentures are our obligations and not obligations of our subsidiaries and will be structurally subordinated to the claims of our subsidiaries’ creditors.

We are a holding company that conducts substantially all of our operations through our bank subsidiary. The debentures are exclusively our obligations and not those of our subsidiaries, including our bank subsidiary, which is a separate and distinct legal entity. As a result, our subsidiaries have no obligation to pay any amounts due on the debentures or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. If we do not receive sufficient cash dividends and other distributions from our bank subsidiary, we may not have sufficient funds to make payments on the debentures. In addition, the debentures are not guaranteed by our bank subsidiary or any of our other subsidiaries. As a result, the debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables, lease obligations and deposits, of each of our subsidiaries (except to the extent we may be a creditor of that subsidiary with recognized senior claims) as well as the significant deposit liabilities of our bank subsidiary. Structural subordination occurs because our rights to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the debentures to participate in those assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors, as we are only an equityholder in our subsidiaries. Claims on our bank subsidiary by creditors other than us include deposit liabilities, which were approximately $13.55 billion at March 31, 2016. Therefore, you should look only to our assets for payments of the debentures and not those of our subsidiaries.

Our obligations under the debentures will be unsecured and subordinated.

Our payment obligation under the debentures will be unsecured and will rank junior in right of payment and upon our liquidation to all of our senior indebtedness on the terms set forth in the indenture pursuant to which the debentures will be issued. We, therefore, cannot make any payments on the debentures, if (i) we have defaulted on the payment of any of our senior indebtedness and the default is continuing, (ii) the maturity of any senior indebtedness has been or would be permitted upon notice or the passage of time to be accelerated as a result of a default and the default is continuing and such acceleration has not been rescinded or annulled or (iii) we have filed for bankruptcy or are liquidating, dissolving or winding-up or in receivership, and our senior indebtedness has not been repaid in full.

As of March 31, 2016, we had approximately $153.2 million of senior indebtedness. The indenture pursuant to which the debentures will be issued does not place any limit on the amount of liabilities that we may issue, guarantee or otherwise incur or the amount of liabilities, including debt or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur. We expect from time to time to incur additional indebtedness and other liabilities and to guarantee indebtedness that will be senior to the debentures.

We are a bank holding company and, therefore, may not be able to receive dividends in amounts needed to service our debt.

Dividends are restricted under state corporate and banking regulations applicable to our bank subsidiary. Similarly, state and federal laws and regulations place certain limitations and restrictions on the ability of our subsidiary bank to extend credit or otherwise advance funds to us, regardless of any earnings or income generated by such subsidiary bank. Accordingly, holders of the debentures may have to rely solely on our assets for payments of the debentures, and not those of our subsidiaries. Our assets could be insufficient to make such payments on a timely basis or at all.

As a bank holding company, our ability to declare and pay interest and principal on the debentures is subject to the guidelines of the Federal Reserve regarding capital adequacy. Moreover, under Federal Reserve policy, a bank holding company is required to act as a source of financial and managerial strength to each of its banking subsidiaries and commit resources to their support. Such support may be required at times when a holding company may not otherwise be inclined to provide it. A bank holding company in certain circumstances could be required to guarantee the capital plan of an undercapitalized banking subsidiary in order for such a plan to be accepted by the regulators. In the event of a bank holding company’s bankruptcy under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee will be deemed to have assumed and is required to cure immediately any deficit under any commitment by the debtor holding company to any of the federal banking agencies to maintain the capital of an insured depository institution, and any claim for breach of such obligation will generally have priority over most other unsecured claims, including the debentures.

The only event of default under the indenture consists of specific events of our bankruptcy, insolvency or receivership. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the indenture.

The only event of default under the indenture consists of specific events of our bankruptcy, insolvency or receivership. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the indenture. In addition, the holders of senior indebtedness and certain other instruments that we or our subsidiaries have issued or may issue from time to time may declare such indebtedness in default and accelerate the due date of such indebtedness if an event of default under that instrument shall have occurred and be continuing, which may adversely impact our ability to pay obligations on the debentures.

The debentures may be redeemed prior to maturity, and you may not be able to reinvest the proceeds at the same or a higher rate.

We may redeem the debentures at our option, in whole at any time or in part from time to time, on or after July 1, 2021. In addition, we may redeem the debentures in whole at any time prior to July 1, 2021 if (i) a tax event has occurred, (ii) a subsequent event occurs which precludes the debentures from being recognized as Tier 2 capital, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. For more information, see “Description of Debentures—Optional Redemption”. In each of these cases, the redemption price will be 100% of the principal amount of such debentures being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption. If we exercise any of these rights, you may not be able to reinvest the money you receive upon a redemption at a rate that is equal to or higher than the rate of return on the debentures.

The debentures are not insured or guaranteed by the Federal Deposit Insurance Corporation.

The debentures will not be savings accounts, deposits, or other obligations of our bank subsidiary or our non-bank subsidiaries and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

There may not be a public market for the debentures.

We will apply to list the debentures on the NYSE under the symbol “WALA.” If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued. The listing of the debentures will not necessarily ensure that an active trading market will be available for the debentures or that you will be able to sell your debentures at the price you originally paid for them or at the time you wish to sell them. Future trading prices of the debentures will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Generally, the liquidity of, and trading market for, the debentures may also be materially and adversely affected by declines in the market for similar debt securities. Such a decline may materially and adversely affect such liquidity and trading independent of our financial performance and prospects.

Changes in our credit ratings or the debt markets could adversely affect the market price of the debentures.

The market price for the debentures depends on many factors, including, among other things:

•	our credit ratings with credit rating agencies, including with respect to the debentures;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally, including continuing market volatility and uncertainty about the U.S. economy and other key economies, and sovereign credit and bank solvency concerns in Europe and other key economies.

The price of the debentures may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the debentures.

In addition, credit rating agencies continually review their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the banking industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in our rating could have an adverse effect on the price of the debentures.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus and those documents incorporated by reference herein and therein may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “potential,” “continued,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. Any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including statements related to our outlook for the industry and for our performance for the year 2016 and beyond, are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to:

•	financial market and economic conditions adversely effecting financial performance;

•	dependency on real estate and events that negatively impact real estate;

•	high concentration of commercial real estate, construction and land development, and commercial and industrial loans;

•	actual credit losses may exceed expected losses in the loan portfolio;

•	the geographic concentrations of our assets increase the risks related to local economic conditions;

•	exposure of financial instruments to certain market risks may cause volatility in earnings;

•	dependence on low-cost deposits;

•	ability to borrow from the Federal Home Loan Bank or the Federal Reserve Bank;

•	perpetration of Internet fraud;

•	information security breaches;

•	reliance on other companies’ infrastructure;

•	a change in our creditworthiness;

•	expansion strategies may not be successful;

•	ability to successfully implement our planned system conversion;

•	our ability to compete in a highly competitive market;

•	our ability to recruit and retain qualified employees, especially seasoned relationship bankers and senior management;

•	our Chairman, President and Chief Executive Officer’s involvement in outside business interests requires substantial time and attention and may adversely affect our ability to achieve our strategic plan;

•	ineffective risk management policies and procedures;

•	failure of our internal controls and procedures;

•	risks associated with new lines of businesses;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	failure to comply with state and federal banking agency laws and regulations;

•	changes in interest rates and increased rate competition;

•	exposure to environmental liabilities related to the properties to which we acquire title;

•	changes in the ratings assigned to us or our subsidiaries by rating agencies;

•	other factors described in (a) this prospectus supplement and accompanying prospectus, (b) our most recent Annual Report on Form 10-K, (c) subsequent Quarterly Reports on Form 10-Q, (d) amendments or updates thereto in other reports we file from time to time with the SEC, and (e) other announcements we may make from time to time; and

•	our success at managing the risks involved in the foregoing items.

We describe some of these risks and uncertainties in greater detail under the caption “Risk Factors” above, beginning on page 7 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference. These risks and uncertainties could cause our actual results for the year 2016 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. Forward-looking statements speak only as of the date on which they are made. Our filings with the SEC, which discuss these risks and uncertainties, are described below under the captions “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $169,487,500 million (or approximately $193,700,000 million aggregate principal amount if the underwriters exercise their over-allotment option to purchase additional debentures in full) after deducting the underwriting discount and before estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes.

CAPITALIZATION

The following table shows our capitalization at March 31, 2016, on an actual basis and as adjusted to give effect to the debentures offered by this prospectus supplement (assuming no exercise of the underwriters’ over-allotment option to purchase additional debentures). You should read this table in conjunction with our historical consolidated financial statements and the other financial and statistical information that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2016
	(In thousands, except share and per share data)
	Actual	As Adjusted
Debt:
Other borrowings	$200	$200
Qualified debt	210,447	210,447
Subordinated debentures offered hereby	—	169,488

Total debt	$210,647	$380,135

Stockholders’ equity:
Common stock—par value $0.0001; 200,000,000 authorized; 104,799,300 shares issued at March 31, 2016	$10	$10
Additional paid in capital	1,328,678	1,328,678
Treasury stock, at cost (1,285,618 shares at March 31, 2016)	(25,828)	(25,828)
Accumulated other comprehensive income	33,333	33,333
Retained earnings	323,970	323,970

Total stockholders’ equity	$1,660,163	$1,660,163

Total capital	$1,870,810	$2,040,298

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. For purposes of the computation of ratio of earnings to fixed charges, earnings consist of income before income taxes, change in accounting and extraordinary items plus fixed charges. Fixed charges consist of interest expense, plus capitalized interest, amortization of financing costs and one-third of rental expense under operating leases (the estimated portion of rental expense attributable to interest). The ratios set forth below do not reflect the issuance of the debentures.

	Three Months Ended March 31, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges
Including interest on deposits	9.63	8.33	6.89	5.54	4.37	2.23
Excluding interest on deposits	26.88	20.21	15.58	10.25	8.66	4.93

DESCRIPTION OF DEBENTURES

The debentures are a series of “subordinated debt securities” described in the accompanying prospectus. The debentures will be issued under a subordinated debt indenture to be dated as of June 16, 2016, as supplemented by a supplemental indenture to be dated as of the original issue date of the debentures, which we collectively refer to as the “Indenture,” between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, which we refer to as the “trustee.” Set forth below is a description of the specific terms of the debentures. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Indenture pursuant to which the debentures will be issued.

General

We will issue $175,000,000 aggregate principal amount of the debentures, or $200,000,000 aggregate principal amount if the underwriters exercise their over-allotment option in full, pursuant to the Indenture. The debentures are unsecured, subordinated debt instruments and are intended to qualify as Tier 2 Capital under the guidelines established by the Federal Reserve for bank holding companies. The debentures will be issued in fully-registered book-entry form without coupons and in denominations of $25 and integral multiples of $25 in excess thereof.

The debentures will have a maturity date of July 1, 2056.

Holders of the debentures and the trustee have no right to accelerate the maturity of the debentures in the event we fail to pay interest or principal on the debentures, fail to perform any other obligation under the debentures or in the Indenture or default on any other securities issued by us. See “Description of Debentures—Events of Default” below.

The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. The Indenture will not contain provisions that would afford holders of debentures protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect holders. The Indenture does not restrict us in any way, now or in the future, from incurring additional indebtedness, including Senior Indebtedness (as defined below) that would rank senior in right of payment to the debentures.

The debentures will not be entitled to a sinking fund and cannot be redeemed at the option of the holder.

Interest Rate

Subject to applicable law, as described below, interest on the debentures will accrue from and including the original issue date to, but excluding, the maturity date or earlier acceleration or redemption at an annual rate equal to 6.25%, and will be payable quarterly July 1, October 1, January 1 and April 1 of each year, commencing on October 1, 2016, to the record holders at the close of business on the June 15, September 15, December 15 or March 15, as applicable (whether or not a Business Day). If the interest payment date falls on a day that is not a Business Day, interest will be paid on the next succeeding Business Day (and without any interest or other payment in respect of any such delay).

Interest payments will include accrued interest from, and including, the original issue date, or, if interest has already been paid, from and including the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding interest payment date, the maturity date or the redemption date, as the case may be. The amount of interest payable for any interest payment period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The term “interest payment period” refers to the quarterly period from and including an interest payment date (or, if no interest has been paid, from and including the original issue date) to, but excluding, the next succeeding interest payment date. Interest not paid on any payment date will accrue and compound quarterly at a rate per year equal to the rate of interest on the debentures until paid. References to “interest” include interest accruing on the debentures, interest on unpaid amounts and compounded interest, as applicable.

We may choose to pay interest by making wire or other electronic funds transfers or alternatively, by mailing a check to the address of the person entitled thereto as it appears in the Security Register.

“Business day” means any day which is not a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law to close.

Ranking

The payment of the principal of and interest on the debentures will be expressly subordinated, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all of our Senior Indebtedness.

“Senior Indebtedness” is defined to include principal of (and premium, if any) and interest, if any, on, and any other payment due pursuant to, any of the following:

•	our obligations for money borrowed;

•	indebtedness evidenced by bonds, debentures, notes or similar instruments;

•	similar obligations arising from off-balance sheet guarantees and direct credit substitutes;

•	reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities;

•	obligations issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•	capital lease obligations;

•	obligations associated with derivative products including but not limited to securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;

•	debt of others described in the preceding clauses that we have guaranteed or for which we are otherwise liable;

•	any deferrals, renewals or extensions of Senior Indebtedness; and

•	General Obligations (as defined below)

unless, in any case, in the instrument creating or evidencing any such indebtedness or obligation, or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is not superior in right of payment to the debentures or to other debt that is pari passu with or subordinate to the debentures.

Senior Indebtedness will not include:

•	indebtedness owed by us to Western Alliance Bank or other subsidiaries; or

•	any indebtedness the terms of which expressly provide that such indebtedness ranks equally with, or junior to, the debentures, including guarantees of such indebtedness.

“General Obligations” are defined as all of our obligations to pay claims of general creditors, other than obligations on the debentures and our indebtedness for money borrowed ranking equally or subordinate to the debentures. Notwithstanding the foregoing, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term “General Obligations” will mean obligations to general creditors as described in that rule or interpretation.

The term claim when used in the previous definition has the meaning stated in section 101(5) of Title 11 of the United States Code, as now or hereafter in effect.

In addition, the debentures will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries. Because we are a bank holding company, we rely primarily on dividends and other payments from our subsidiaries to pay interest and principal on our outstanding debt obligations and to make payments on our other securities. Regulatory rules restrict our ability to withdraw capital from Western Alliance Bank by dividends, loans or other means. See “Risk Factors—We are a bank holding company and, therefore, may not be able to receive dividends in amounts needed to service our debt.”

If certain events in bankruptcy, insolvency or reorganization occur, we will first pay all Senior Indebtedness, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the debentures. In such an event, we will pay or deliver directly to the holders of Senior Indebtedness, any payment or distribution otherwise payable or deliverable to holders of the debentures. We will make the payments to the holders of Senior Indebtedness according to priorities existing among those holders until we have paid all Senior Indebtedness, including accrued interest, in full. If, notwithstanding the preceding sentence, the trustee or the holder of any debenture receives any payment or distribution before all Senior Indebtedness is paid in full, and if such fact shall, at or prior to the time of such payment or distribution, have been made known to the trustee or such holder, then such payment or distribution shall be paid over or delivered for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

If such events of bankruptcy, insolvency or reorganization occur, after we have paid in full all amounts owed on Senior Indebtedness, the holders of debentures together with the holders of any of our other obligations that rank equally with the debentures will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the debentures and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the debentures. See “Risk Factors—Government regulation may affect the priority of the debentures in the case of a bankruptcy or liquidation.”

In addition, if any principal, premium or interest in respect of Senior Indebtedness is not paid within any applicable grace period (including at maturity) or any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms, we may not pay the principal of, or premium, if any, or interest on, the debentures or repurchase, redeem or otherwise retire any debentures, unless, in each case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash, subject to certain exceptions as provided in the Indenture. If the debentures are declared due and payable before their stated maturity, the holders of Senior Indebtedness outstanding at the time the debentures so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of such Senior Indebtedness before the holders of the debentures are entitled to receive any payment on the debentures. If, notwithstanding the foregoing, we make any payment to the trustee or the holder of any debenture prohibited by the preceding sentences, and if such fact shall, at or prior to the time of such payment, have been made known to the trustee or such holder, such payment must be paid over and delivered to us.

Because of the subordination provisions of the Indenture, if we become insolvent, holders of Senior Indebtedness may receive more, ratably, and holders of the debentures may receive less, ratably, than our other creditors.

The debentures do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior or pari passu (i) in right of payment and (ii) upon our liquidation to the debentures. At March 31, 2016, we had $153.2 million of indebtedness ranking senior to the debentures, no indebtedness ranking equally with the debentures and $57.2 million of indebtedness ranking junior to the debentures. The debentures will be effectively subordinated to all of the existing and future indebtedness and other liabilities of our subsidiaries, including Western Alliance Bank’s 5.00% Fixed-to-Floating Rate Subordinated Notes due July 15, 2025. At March 31, 2016, Western Alliance Bank and our other subsidiaries had outstanding indebtedness, total deposits and other liabilities of $13.55 billion, excluding intercompany liabilities, all of which ranks structurally senior to the debentures.

Optional Redemption

We may redeem the debentures in $25 increments in whole or in part on July 1, 2021, or on any interest payment date thereafter, at a redemption price equal to 100% of the principal amount of the debentures being redeemed plus accrued and unpaid interest to, but not including, the date of redemption. If we redeem only a portion of the debentures on any date of redemption, we may subsequently redeem additional debentures.

The debentures are also redeemable by us, in whole but not in part, at a redemption price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest to, but excluding, the date of redemption, upon the occurrence of the following:

(i) a “tax event,” which means the receipt by us of an opinion of independent tax counsel of nationally recognized standing to the effect that, as a result of any:

(a)	amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities,

(b)	judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation,

(c)	amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or

(d)	threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the debentures, in each case, occurring, enacted or becoming publicly known on or after the date of the issuance of the debentures, there is more than an insubstantial risk that the interest payable on the debentures is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

(ii) a “capital event,” which means the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for us or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the debentures, the debentures do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we are subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us; or

(iii) an “investment company event,” which means us becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address, provided that the notice of redemption will be given within 90 days of the effective date of a tax event, capital event or investment company event. Unless we default in payment of the redemption price on the debentures, on and after the redemption date, interest will cease to accrue on the debentures or portions called for redemption.

Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the debentures will be subject to prior approval of the Federal Reserve.

Redemption Procedures

If we give a notice of redemption in respect of any debentures, then prior to the redemption date, we will:

•	irrevocably deposit with the trustee or a paying agent for the debentures funds sufficient to pay the applicable redemption price of, and (unless the redemption date is an interest payment date) accrued interest (including compounded interest, if any) on, the debentures to be redeemed; and

•	give the trustee or such paying agent, as applicable, irrevocable instructions and authority to pay the redemption price to the holders upon surrender of the global certificate or such other certificates as we may have issued evidencing the debentures.

Notwithstanding the above, interest payable on or prior to the redemption date for any debentures called for redemption will be payable to the holders of the debentures on the relevant record dates for the related interest payment dates.

Once notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the debentures so called for redemption will cease, except the right of the holders of the debentures to receive the redemption price and any interest payable in respect of the debentures on or prior to the redemption date and the debentures will cease to be outstanding. In the event that any date fixed for redemption of debentures is not a business day, then payment of the redemption price will be made on the next business day (without any interest or other payment in connection with this delay) with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of debentures called for redemption is not paid by us, interest on the debentures will continue to accrue at the then applicable rate from the redemption date originally established by us for the debentures to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding debentures by tender, in the open market or by private agreement.

If less than all of the debentures are to be redeemed, the particular debentures to be redeemed will be determined, in the case of global securities, in accordance with the procedures of the depositary and, in the case of definitive debt securities, by the trustee by such method as in its sole discretion it shall deem appropriate and fair, provided that the unredeemed portion of the principal amount of any debenture shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such debenture. The trustee will promptly notify us in writing of the debentures selected for redemption and, in the case of any debentures selected for partial redemption, the principal amount thereof to be redeemed.

We may not redeem the debentures in part if the principal amount has been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest, has been paid in full on all outstanding debentures for all interest payment periods terminating on or before the redemption date.

Denominations

The debentures will be issued only in fully-registered book-entry form without coupons in denominations of $25 each and integral multiples of $25 in excess thereof.

Events of Default

The Indenture will provide that certain events of bankruptcy, insolvency or receivership relating to us or a “principal subsidiary bank” are events of default with respect to the debentures.

The term “principal subsidiary bank” means (i) any bank subsidiary the consolidated assets of which constitute 25% or more of our consolidated assets and (ii) any other bank subsidiary designated as a “principal subsidiary bank” by our Board of Directors; provided that if the Federal Reserve notifies us that any bank subsidiary that is a principal subsidiary bank applying the tests in clause (i) or (ii) above does not qualify as a “major subsidiary depository institution” within the requirements of the Federal Reserve’s risk-based capital guidelines applicable to bank holding companies, such bank subsidiary will not be a principal subsidiary bank from and after the time we receive from the Federal Reserve such a notice. Currently, Western Alliance Bank is our only principal subsidiary bank.

The Indenture will define a default with respect to the debentures as:

•	failure to pay interest on the debentures for 30 days after the payment is due,

•	failure to pay the principal of or premium, if any, on the debentures when due, or

•	failure to perform any other covenant or warranty in the Indenture that applies to the debentures for 90 days after we have received written notice of the failure to perform in the manner specified in the Indenture.

There is only a right of acceleration in the case of an event of default. There is no right of acceleration in the case of a default. Accordingly, payment of principal of the debentures may be accelerated only in the case of the bankruptcy or reorganization of us or any principal subsidiary bank. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the debentures including any compound interest, the holder of a debenture may, or, if directed by the holders of a majority in principal amount of the debentures, the trustee will, subject to the conditions set forth in the indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

If an event of default occurs and is continuing with respect to the debentures, either the trustee or the holders of at least 25% in principal amount of the debentures may declare the principal of the debentures to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the debentures may rescind such declaration.

In cases specified in the Indenture, the holders of a majority in principal amount of the debentures may waive any default on behalf of all holders of the debentures, except a default in the payment of principal or interest or a default in the performance of a covenant or provision of the Indenture which cannot be modified without the consent of each holder. We are required to file annually with the trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the Indenture.

Within 90 days after the trustee’s knowledge of the occurrence of any default with respect to the debentures, the trustee shall transmit by mail to all holders of debentures, notice of such default unless such default shall have been cured or waived.

The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debentures.

Consolidation, Merger or Transfer of Assets

The Company may not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person, or, directly or indirectly, sell, transfer or convey all or substantially all of its properties and assets to another Person or group of affiliated Persons, unless:

•	the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which all or substantially all of the properties and assets of the Company are sold, transferred or conveyed (the Company or such other Person being the “Surviving Person”), shall be organized and validly existing under the laws of the United States, any State thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the trustee, in form satisfactory to the trustee, all the obligations of the Company under the debentures and the Indenture;

•	immediately after giving effect to such transaction and the assumption of the obligations as set forth in the preceding bullet point, no event of default, default or any event that is, or after notice or passage of time or both, would be, a default or an event of default shall have occurred and be continuing; and

•	the Company has delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or conveyance and such supplemental indenture, if any, comply with the applicable provisions of the Indenture and that all conditions precedent therein provided relating to such transaction have been satisfied.

Modification and Waiver

Without the consent of any holders, the Company and the trustee, at any time and from time to time, may amend the Indenture for any of the following purposes:

•	to evidence the succession of another Person to the Company pursuant to the merger covenant described above;

•	to add to the covenants of the Company for the benefit of the holders of the debentures or to surrender any right or power herein conferred upon the Company;

•	to add any additional events of default or defaults;

•	to secure the debentures;

•	to evidence and provide for a successor trustee;

•	to cure any ambiguity, or to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or

•	to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action shall not adversely affect the interests of the holders of the debentures.

With the consent of the holders of not less than a majority in principal amount of the debentures (including consents obtained in connection with a tender offer or exchange offer for the debentures), the Company and the trustee may amend the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of the debentures; provided, however, that no such amendment shall, without the consent of the holder of each debenture affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debenture, or reduce the principal amount thereof or the rate of interest or the time of payment of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which, any debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or adversely affect any rights of the holders of the debentures to require the Company to repay, repurchase or redeem the debentures,

•	reduce the percentage in principal amount of the debentures, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences,

•	modify any of the provisions relating to approval of amendments or waivers, except to increase any such percentage, or

•	change any obligation of the Company to maintain an office or agency.

Satisfaction and Discharge

We may satisfy and discharge our obligations under the debentures and the Indenture (except with respect to the registration of transfer or exchange of the debentures), if either

•	all outstanding debentures have been delivered to the trustee for cancellation; or

•	all outstanding debentures have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year and we have deposited or caused to be deposited with the trustee in trust an amount sufficient to pay and discharge the entire indebtedness on the debentures for principal and any premium and interest to the date of such deposit or to the stated maturity or redemption date, as the case may be; and

•	in either case, we have complied with certain other obligations set forth in the Indenture.

Defeasance and Covenant Defeasance

Defeasance

We may terminate or “defease” our obligations under the Indenture with respect to the debentures, provided that certain conditions are met, including:

•	we must irrevocably deposit in trust for the benefit of all holders, a combination of U.S. dollars or U.S. government obligations that will generate enough cash to make interest, principal and any other payments on the debentures on their applicable due dates;

•	there must be a change in current federal tax law or an Internal Revenue Service (“IRS”) ruling that lets us make the above deposit without causing Holders to be taxed on the debentures any differently than if we did not make the deposit; and

•	we must deliver an opinion of counsel to the trustee to the effect that the holders of the debentures will have no federal income tax consequences as a result of such deposit and termination.

If we ever fully defease the debentures, holders will have to rely solely on the trust deposit for payments on the debentures. Holders could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

The “covenant defeasance” provisions of the Indenture, which would allow us to cease to comply with any restrictive covenants applicable to the debentures, are not applicable to the debentures because there are no restrictive covenants applicable to the debentures.

Governing Law

The Indenture and the debentures will be governed by and construed in accordance with the laws of the State of New York. The Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended.

Listing

We intend to apply to list the debentures on the New York Stock Exchange under the symbol “WALA.” If the application is approved, we expect trading on the New York Stock Exchange to begin within 30 days of the original issue date of the debentures.

Debentures Intended to Qualify as Tier 2 Capital

The debentures are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for bank holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the debentures must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to general creditors and all senior indebtedness of the Company; that is, the debentures must be subordinated at a minimum to all borrowed money, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, and obligations associated with derivative products such as interest rate and foreign exchange contracts, commodity contracts, and similar arrangements;

•	not contain provisions permitting the holders of the debentures to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the Company or of a major subsidiary depository institution of the Company;

•	by their terms be callable by the Company only after five years, unless there occurs (i) an event which precludes the debentures from being included in Tier 2 capital, (ii) a tax event, or (iii) the Company is required to register as an investment company pursuant to the Investment Company Act of 1940;

•	not contain credit sensitive features, such as an interest rate reset, based in whole or in part, on the credit standing of the Company;

•	redemption or repurchase of the debentures requires prior Federal Reserve approval; and

•	not contain provisions permitting the institution to redeem or repurchase the debentures prior to the maturity date without prior approval of the Federal Reserve.

Further Issuances

We may, from time to time, without the consent of the holders of the debentures, create and issue additional notes having the same terms and conditions as the debentures that are equal in rank to the debentures offered by this prospectus supplement in all respects (or in all respects except for the issue date, the issue price and, if applicable, the first interest payment date and the initial interest accrual date). These notes will be consolidated and form a single series with the debentures, provided, however, that a separate CUSIP, common code or ISIN, as applicable, will be issued for any additional notes unless the additional notes and the debentures of such series offered under this prospectus supplement are fungible for U.S. federal income tax purposes.

About the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the Indenture and will be the principal paying agent and registrar for the debentures. We have entered, and from time to time may continue to enter, into banking or other relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates.

The trustee under the Indenture may resign or be removed with respect to one or more series of debt securities under the Indenture and a successor trustee may be appointed to act with respect to such series.

BOOK-ENTRY SYSTEM—THE DEPOSITORY TRUST COMPANY

Upon issuance, the debentures will be represented by one or more fully registered global certificates, each of which we refer to as a global security. Each such global security will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or a nominee thereof. Initial settlement for the debentures will be made in same day funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Unless and until it is exchanged in whole or in part for debentures in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the debentures will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

So long as DTC, or its nominee, is a registered owner of a debenture, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the debentures represented by such debenture for all purposes under the Indenture. Except as provided below, the actual owners of the debentures represented by a debenture (the “beneficial owner”) will not be entitled to have the debentures represented by such debenture registered in their names, will not receive or be entitled to receive physical delivery of the debentures in definitive form and will not be considered the owners or holders thereof under the Indenture.

If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue debentures in definitive form in exchange for the global notes. We will also issue debentures in definitive form in exchange for the global notes if an event of default or default has occurred with regard to the debentures represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion (subject to the procedures of DTC) determine not to have the debentures represented by the global notes and, in that event, will issue debentures in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of debentures represented by the global notes equal in principal amount to such beneficial interest and to have such debentures registered in its name. Debentures so issued in definitive form will be issued as registered debentures in denominations of $25 and integral multiples of $25 above that amount, unless otherwise specified by us. debentures in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in

Accordingly, each person owning a beneficial interest in a debenture must rely on the procedures of DTC and, if such person is not a participant of DTC (a “participant”), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, in the event that the Company requests any action of holders of the debentures or that an owner of a beneficial interest is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, as defined below, and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the debentures. Offered securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One or more fully registered global securities will be issued for the debentures, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC (“direct participants”) include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the NYSE, the American Stock Exchange, Inc. and FINRA. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The rules applicable to DTC and its participants are on file with the SEC.

Purchases of the debentures under DTC’s system must be made by or through direct participants, which will receive a credit for the debentures on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owner entered into the transaction. Transfers of ownership interests in the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debentures, except in the limited circumstances that may be provided in the Indenture.

To facilitate subsequent transfers, all debentures deposited with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of the debentures with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debentures. DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the debentures. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

Payments on the debentures will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee under the Indenture or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment due to DTC on behalf of beneficial owners is the responsibility of the Company or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to the Company or the applicable agent. Under such circumstances, in the event that a successor securities depositary is not obtained, offered security certificates are required to be printed and delivered. The Company may decide (subject to the procedures of DTC) to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, offered security certificates will be printed and delivered.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons holding the debentures as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell debentures as part of a wash sale for tax purposes). This discussion does not address any state, local or foreign tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

For purposes of this discussion, a “United States holder” is a beneficial owner of a debenture that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	any other person that is subject to U.S. federal income taxation on a net income basis.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a debenture that is not a “United States holder,” and “holders” refers to United States holders and non-United States holders. Neither the term “non-United States holder” nor the term “United States holder” includes a partnership for U.S. federal income tax purposes. If any entity treated as a partnership for U.S. federal income tax purposes holds the debentures, the tax treatment of a partner in the partnership will generally depend upon the status and activities of the partnership and the partner. Prospective holders that are entities treated as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences to them and their partners of holding the debentures.

Persons considering the purchase of the debentures should consult their own tax advisors with respect to the U.S. federal income tax considerations relating to the purchase, ownership and disposition of the debentures in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

We intend, and by acquiring any debentures each beneficial holder of a debenture will agree, to treat the debenture as indebtedness for United States federal income tax purposes, and this summary assumes such treatment.

United States Holders

Stated Interest

It is expected and this discussion assumes that either the issue price of the debentures will equal the stated redemption price of the debentures or the debentures will be issued with no more than a de minimis amount of original issue discount. Stated interest on a debenture will generally be taxable to a United States holder as ordinary income at the time such interest is received or accrued, depending on the United States holder’s regular method of accounting for United States federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Debentures

Upon the sale, exchange, redemption or other disposition of a debenture, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other disposition and such United States holder’s adjusted tax basis in the debenture. A United States holder’s adjusted tax basis in a debenture generally will be its initial purchase price. Gain or loss recognized on a disposition of a debenture generally will be capital gain or loss and generally will be long-term capital gain or loss if the debenture had been held for more than one year. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income will generally include its interest income and its net gains from the disposition of debentures, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debentures.

Non-United States Holders

Subject to the discussion below concerning backup withholding and FATCA (as defined below), the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(a)	payments of principal and interest with respect to a debenture held by or for a non-United States holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of amounts treated as interest, (i) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (ii) such non-United States holder is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related, directly or indirectly, to us through stock ownership, (iii) such non-United States holder is not a bank receiving interest on a loan entered into in the ordinary course of its trade or business, (iv) such interest is not effectively connected with the conduct by the non-United States holder of a trade or business within the United States; and (v) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, Form W-8BEN-E, or other applicable Form W-8; and

(b)	a non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a debenture, provided that (i) such gain is not effectively connected with the conduct by such non-United States holder of a trade or business within the United States, (ii) in the case of an individual, such individual is not present in the United States for 183 days or more during the taxable year in which the gain is realized, and (iii) the gain does not represent accrued interest, in which case the rules for interest would apply.

With respect to interest on the debentures that is not effectively connected with the conduct by a non-United States holder of a trade or business within the United States, a non-United States holder that does not qualify for an exemption from U.S. federal income and withholding tax under the preceding paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate provided that we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) certifying that such holder is eligible for treaty benefits) on payments of interest on the debentures.

If interest on the debentures, or gain realized on the sale, exchange, redemption or other disposition of a debenture, is effectively connected with the conduct by a non-United States holder of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a permanent establishment in the United States), such interest or gain realized will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax (or lower applicable treaty rate)). If interest or gain is subject to U.S. federal income tax on a net income basis in accordance with these rules, such payments will not be subject to U.S. withholding tax so long as the non-United States holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).

If an individual is present in the United States for 183 days or more during the taxable year in which gain is realized on the sale, exchange, redemption or other disposition of a debenture (and certain other conditions are met), such gain realized will be subject to U.S. federal income tax at a rate of 30% (or lower applicable treaty rate provided that we, or our paying agent, receive appropriate documentation (generally an IRS Form W-8BEN or W-8BEN-E) certifying that such holder is eligible for treaty benefits) on the amount by which capital gains allocable to U.S. sources (including, any gain realized on the sale, exchange, redemption or other disposition of a debenture) exceeds capital losses allocable to U.S. sources.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9. In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a debenture if the statement referred to in clause (a)(v) of the paragraph under the heading “—Non-United States Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest paid with respect to the debentures held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

Pursuant to Sections 1471 through 1472 of the Code and the Treasury Regulations promulgated thereunder (“FATCA”), we may be required to withhold U.S. tax at the rate of 30% on payments of interest and, beginning on January 1, 2019, gross proceeds from the sale or other taxable disposition (including a retirement or redemption) of the debentures made to non-U.S. financial institutions and certain other non-U.S. non-financial entities that fail to comply with certain information reporting obligations. Holders should consult with their own tax advisors regarding the possible implications of FATCA on their investment in the debentures.

UNDERWRITERS

Under the terms and subject to the conditions contained in an underwriting agreement, dated June 9, 2016, between us and Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as representatives of the underwriters, the underwriters named below have severally agreed to purchase, and we have agreed to sell to them, severally, the respective principal amount of the debentures set forth opposite their names below:

Underwriters	Principal Amount of Debentures
Morgan Stanley & Co. LLC	$70,000,000
Wells Fargo Securities, LLC	70,000,000
D.A. Davidson & Co.	8,750,000
FIG Partners, LLC	8,750,000
Jefferies LLC	8,750,000
Piper Jaffray & Co.	8,750,000

Total	$175,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the debentures is subject to, among other things, the approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the debentures if any are taken. We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $25,000,000 aggregate principal amount of debentures solely to cover over-allotments at the initial public offering price set forth on the cover page of this prospectus supplement less the applicable underwriting discount. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the principal amount of debentures as the number listed next to the underwriter’s name in the preceding table bears to the total principal amount of the debentures listed next to the names of all underwriters in the preceding table.

The underwriters initially propose to offer the debentures directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the debentures to certain dealers at a price that represents a concession not in excess of $0.30 per debenture. After the initial offering of the debentures, the offering price and other selling terms may from time to time be varied by the underwriters.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

During the period beginning on the date of this prospectus supplement and continuing to and including the date 30 days after the date of this prospectus supplement, we have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any securities that are substantially similar to the debentures, without the prior written consent of the representatives.

The following table shows the price to public, underwriting discount that we are to pay to the underwriters in connection with this offering and the proceeds, before expenses, to Western Alliance Bancorporation. The information assumes either no exercise or full exercise by the underwriters of their option, discussed above, to purchase up to an additional $25,000,000 aggregate principal amount of debentures solely to cover over-allotments.

	Total Without Option	Total With Option
Price to Public (1)	$175,000,000	$200,000,000
Underwriting Discount	$5,512,500	$6,300,000
Proceeds, before expenses, to Western Alliance Bancorporation	$169,487,500	$193,700,000

(1)	Plus accrued interest, if any, from June 16, 2016 to the date of delivery.

We estimate that our total expenses relating to the offering, not including the underwriting discount, will be approximately $225,000.00.

The debentures are a new issue of securities with no established trading market. We will apply for the listing of the debentures on the NYSE under the symbol “WALA.” If approved for listing, we expect trading of the debentures on the NYSE to commence within 30 days after they are first issued. We have been advised by the underwriters that the underwriters intend to make a market in the debentures, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the debentures.

In connection with the offering, the underwriters may purchase and sell debentures in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of debentures than they are required to purchase in the offering. The underwriters must close out any short position by purchasing debentures in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the debentures in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased debentures sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the debentures. As a result, the price of the debentures may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the debentures offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the debentures offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect to deliver the debentures against payment for the debentures on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the debentures (“T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade debentures on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the debentures initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

Offering Restrictions

European Economic Area

In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of debentures which are the subject of the offering contemplated by this document to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of debentures shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of debentures to the public” in relation to any debentures in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the debentures to be offered so as to enable an investor to decide to purchase or subscribe the debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and, the expression “Prospectus Directive” means Directive 2003/71/EC, as amended, including by Directive 2010/73/EU, and includes any relevant implementing measure in the Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the debentures in circumstances in which Section 21(1) of the FSMA does not apply to us; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the debentures in, from or otherwise involving the United Kingdom.

Hong Kong

The debentures have not been offered or sold and will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Charter 571) of the laws of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions) (Chapter 32) of the Laws of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the debentures have been or will be issued or have been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities laws of Hong Kong) other than with respect to debentures which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Japan

The debentures have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any debentures, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations or ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the debentures may not be circulated or distributed, nor may the debentures be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person as defined in Section 275(2) pursuant to an offer referred to in Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

It is a condition of the offer that where the debentures are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:

a.	a corporation (which is not an accredited investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b.	a trust (where the trustee is not an accredited investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after the corporation or that trust has subscribed for or acquired the debentures except:

i.	to an institutional investor, or an accredited investor or other relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

ii.	where no consideration is or will be given for the transfer; or

iii.	where the transfer is by operation of law.

Canada

The debentures may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the debentures must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the debentures offered hereby and certain United States tax matters relating to the debentures will be passed upon for us by Hogan Lovells US LLP, Washington, DC. The underwriters will be represented by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Skadden, Arps, Slate, Meagher & Flom LLP may from time to time perform legal services for Western Alliance Bancorporation.

EXPERTS

The consolidated financial statements and the related financial statement schedules of Western Alliance Bancorporation and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, have been incorporated by reference in this prospectus supplement by reference to our Annual Report on Form 10-K of the year ended December 31, 2015 in reliance upon the reports of RSM US LLP, independent registered public accounting firm, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.

Our filings with the SEC are also available from the SEC’s web site at http://www.sec.gov. Please call the SEC’s toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the SEC’s public reference rooms. Information about us is also available on our web site at http://westernalliancebancorporation.com. Such information on our web site is not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a document which is incorporated by reference in this prospectus supplement is automatically updated and superseded if information contained in this prospectus supplement, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference into this prospectus supplement the following documents and all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015 (filed on February 16, 2016);

•	Our Proxy Statement for our 2016 Annual Meeting of Stockholders (filed on April 14, 2016);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (filed on May 2, 2016); and

•	Our Current Reports on Form 8-K, dated March 29, 2016 (filed on March 29, 2016), April 20, 2016 (filed on April 21, 2016) and May 17, 2016 (filed on May 18, 2016).

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, call or write us at the following address:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale Gibbons, Executive Vice President and Chief Financial Officer

PROSPECTUS

WESTERN ALLIANCE BANCORPORATION

Debt Securities, Common Stock, Preferred Stock, Depositary Shares,

Purchase Contracts, Units and Warrants

By this prospectus, we or one or more selling securityholders to be identified in the future may offer from time to time:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and

•	warrants exercisable for debt securities, common stock or preferred stock.

When we or any selling securityholder offers securities, we or they will provide you with a prospectus supplement describing the specific terms of the securities, including the price. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that further describes the securities being delivered to you.

We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Our common stock is listed for trading on the New York Stock Exchange under the symbol “WAL.” We have not yet determined whether any of the securities that may be offered by this prospectus will be listed on any exchange, or included in any inter-dealer quotation system or over-the-counter market. If we decide to seek the listing or inclusion of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on or in which the securities will be listed or included.

Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 10-K, which is incorporated herein by reference, and in any of our subsequently filed quarterly and current reports that are incorporated herein by reference. We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

The offered securities are not deposits or obligations of a bank or savings associations and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, common stock, preferred stock, debt securities, depositary shares, purchase contracts, units and warrants.

Each time we or a selling securityholder sells securities, we or they will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

References in this prospectus to “Western Alliance,” “we,” “us” and “our” are to Western Alliance Bancorporation. In this prospectus, we sometimes refer to the debt securities, common stock, preferred stock, depository shares, purchase contracts, units, warrants and trust preferred securities collectively as “offered securities.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Because our common stock trades on the New York Stock Exchange under the symbol “WAL,” those materials can also be inspected and copied at the offices of that organization. Here are ways you can review and obtain copies of this information:

What is Available	Where to Get it
Paper copies of information	SEC’s Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

The New York Stock Exchange
20 Broad Street
New York, New York 10005

On-line information, free of charge	SEC’s Internet website at www.sec.gov

Information about the SEC’s Public Reference Room	Call the SEC at (800) SEC-0330

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. You can also obtain these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Western Alliance Bancorporation

One E. Washington Street, Suite 1400

Phoenix, Arizona 85004

(602) 389-3500

Attn: Dale Gibbons, Executive Vice President and Chief Financial Officer

Internet website: www.westernalliancebancorp.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT

CONSTITUTE A PART OF THIS PROSPECTUS.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 17, 2015 (including information incorporated by reference in the Form 10-K from our definitive proxy statement for the 2015 annual meeting of stockholders, which was filed on April 6, 2015);

•	our Current Reports on Form 8-K filed with the SEC on March 9, 2015 and March 13, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 3, 2014, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the offered securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus and the information included or incorporated by reference in it are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. We intend such forward-looking statements be covered by the safe harbor provisions for forward-looking statements. All statements other than statements of historical fact are “forward-looking statements” for purposes of Federal and State securities laws, including statements that relate to or are dependent on estimates or assumptions relating to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.

These forward-looking statements reflect our current views about future events and financial performance and involve certain risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others:

•	financial market and economic conditions adversely effecting financial performance;

•	dependency on real estate and events that negatively impact real estate;

•	high concentration of commercial real estate, construction and development and commercial and industrial loans;

•	actual credit losses may exceed expected losses in the loan portfolio;

•	the geographic concentrations of our assets increase the risks related to local economic conditions;

•	sovereign credit rating downgrades;

•	exposure of financial instruments to certain market risks may cause volatility in earnings;

•	dependence on low-cost deposits;

•	ability to borrow from the Federal Home Loan Bank or Federal Reserve Bank;

•	events that further impair goodwill;

•	a change in the our creditworthiness;

•	expansion strategies may not be successful;

•	risk associated with the recent consolidation of our bank subsidiaries;

•	our ability to compete in a highly competitive market;

•	our ability to recruit and retain qualified employees, especially seasoned relationship bankers and senior management;

•	the effects of terrorist attacks or threats of war;

•	perpetration of internet fraud;

•	information security breaches;

•	reliance on other companies’ infrastructure;

•	risk management policies not fully effective;

•	risks associated with new lines of businesses;

•	risk of operating in a highly regulated industry and our ability to remain in compliance;

•	failure to comply with state and federal banking agency laws and regulations;

•	changes in interest rates and increased rate competition;

•	exposure to environmental liabilities related to the properties to which we acquire title;

•	risks related to ownership and price of our common stock; and

•	our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date they are made and we undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus or in the incorporated documents might not occur, and you should not put undue reliance on any forward-looking statements.

ABOUT WESTERN ALLIANCE BANCORPORATION

We are a bank holding company incorporated in Delaware and headquartered in Phoenix, Arizona, that provides a full spectrum of deposit, lending, treasury management, and online banking products and services through our wholly owned banking subsidiary, Western Alliance Bank (“WAB”). WAB operates the following full-service banking divisions: Alliance Bank of Arizona in Arizona, First Independent Bank in Northern Nevada, Bank of Nevada in Southern Nevada, and Torrey Pines Bank in California. Western Alliance also serves business customers through a robust centrally managed platform of specialized financial services.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “WAL.” Our principal executive offices are located One E. Washington Street, Suite 1400, Phoenix, Arizona 85004. Our telephone number is (602) 389-3500. Our website is www.westernalliancebancorp.com. References to our website and those of our subsidiaries are not intended to be active links and the information on such websites is not, and you must not consider the information to be, a part of this prospectus.

RISK FACTORS

We have included discussions of cautionary factors describing risks relating to our business and an investment in our securities in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the risks, uncertainties and additional information set forth in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.” Additional risks related to our securities may also be described in a prospectus supplement. Before purchasing our securities, you should carefully consider the risk factors we describe in any prospectus supplement or in any report incorporated by reference into this prospectus or such prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our historical ratios of earnings to fixed charges and preferred stock dividends for the periods indicated are set forth in the table below. As of December 31, 2014, we had 70,500 shares of preferred stock outstanding, all of which were issued on September 27, 2011.

The ratio of earnings to fixed charges and preferred stock dividends is computed by dividing (1) income from continuing operations before income taxes and fixed charges by (2) total fixed charges and pre-tax earnings required for preferred stock dividends. For purposes of computing these ratios:

•	earnings consist of income from continuing operations before income taxes, including goodwill impairment charges, securities mark-to-market gains and losses and securities impairment charges;

•	fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the estimated portion of rental expense attributable to interest, net of income from subleases;

•	fixed charges, including interest on deposits, include all interest expense and the estimated portion of rental expense attributable to interest, net of income from subleases; and

•	pre-tax earnings required for preferred stock dividends were computed using tax rates for the applicable year.

	Year Ended December 31,
	2014	2013	2012	2011	2010 (1)
Ratio of Earnings to Fixed Charges
Including interest on deposits	7.27	5.89	4.61	2.29	—
Excluding interest on deposits	18.21	11.85	9.99	5.60	—

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including interest on deposits	6.97	5.63	4.06	1.62	—
Excluding interest on deposits	16.25	10.72	7.47	2.26	—

(1)	For the year ended December 31, 2010, earnings were insufficient to cover fixed charges by a $49.3 million deficiency including interest on deposits and by a $7.9 million deficiency excluding interest on deposits. Including preferred stock dividend requirements, earnings were insufficient by a $59.1 million deficiency including interest on deposits and by a $17.8 million deficiency excluding interest on deposits.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of offered securities for general corporate purposes, including:

•	refinancing, reduction or repayment of debt;

•	redeeming outstanding securities;

•	funding investments in, or extensions of credit to, our banking subsidiary and our other subsidiaries as regulatory capital;

•	financing of possible acquisitions;

•	expansion of the business;

•	investments at the holding company level; and

•	working capital.

The prospectus supplement with respect to an offering of offered securities may identify different or additional uses for the proceeds of that offering.

Pending the application of the net proceeds, we expect to temporarily invest the proceeds from the sale of offered securities in short-term, highly liquid obligations.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain material terms and provisions of the various types of securities that we may offer. The particular material terms of the securities offered by a prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the offered securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the offered securities, and the securities exchange, if any, on which the offered securities will be listed. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the actual documents whose terms are summarized herein and in the applicable prospectus supplement, because those documents, and not the summaries, define your rights as holders of the relevant securities. For more information, please review the forms of these documents, which are or will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

We may offer and sell from time to time, in one or more offerings, the following:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares;

•	purchase contracts;

•	units; and/or

•	warrants exercisable for debt securities, common stock or preferred stock.

DESCRIPTION OF DEBT SECURITIES

General

We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Western Alliance.

The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to our senior debt securities, as described below under “Ranking–Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions in this section, we may refer to the senior debt securities and the subordinated debt securities collectively as the “debt securities.” The debt securities will be effectively subordinated to the creditors and preferred equity holders of our subsidiaries.

We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as “an indenture” or, collectively, as “the indentures.” The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Each indenture will be between us and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, and the forms of the debt securities, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading “Where You Can Find More Information” above. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

The terms and conditions described in this section are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the amount of debt securities issued and any limit on the amount that may be issued;

•	the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

•	the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

•	the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

•	the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

•	the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

•	the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

•	whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

•	whether the debt securities will be issued in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

•	if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

•	whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;

•	whether the debt securities can be converted into or exchanged for our other securities, and the related terms and conditions;

•	in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;

•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;

•	any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

Except as set forth in the applicable indenture or in a supplemental indenture, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. The debt securities may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

For purposes of the descriptions in this section:

•	“subsidiary” means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

•	“significant subsidiary” means any of our subsidiaries that is a “significant subsidiary,” within the meaning of Regulation S-X promulgated by the SEC under the Securities Act.

Ranking

Senior Debt Securities

Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

Subordination of Subordinated Debt Securities

To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

“Senior debt” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

•	our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

•	our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

•	our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

•	indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in our consolidated financial statements;

•	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

•	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

•	all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

•	deferrals, renewals or extensions of any of the indebtedness or obligations described above.

However, “senior debt” excludes:

•	any indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

•	any indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated; and

•	unless expressly provided in the terms thereof, any of our other indebtedness to our subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in the subordinated indenture relating to subordinated debt securities upon the creation of additional senior debt.

The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

Structural Subordination

Because we are a holding company, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent on distributions and other payments of earnings and other funds by our subsidiaries to us. The payment of dividends and other distributions by our subsidiaries is contingent on their earnings and is subject to the requirements of federal banking regulations and other restrictions. In addition, the debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since our right to receive any assets of its subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Claims from creditors (other than us), on subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. Any capital loans that we make to our non-banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of WAB or our non-banking subsidiaries.

Conversion or Exchange of Debt Securities

The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form, and (ii) in denominations of $5,000 if the debt securities are in bearer form.

Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

If we redeem the debt securities of any series, neither we nor any trustee will be required to:

•	issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•	issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

An investor should be aware that when debt securities are issued in the form of global securities:

•	the investor cannot have debt securities registered in his or her own name;

•	the investor cannot receive physical certificates for his or her debt securities;

•	the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

•	the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

•	the depositary’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global security; and

•	the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor’s bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

(1)	either:

•	we are the continuing entity; or

•	the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures; and

(2)	immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement relating to that series of debt securities.

Unless the applicable prospectus supplement indicates otherwise, the subordinated debt indenture does not contain any other provision which restricts us from, among other things:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

Events of Default

The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

•	failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

•	failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

•	default in making any sinking fund payment (if any) when due, for any debt security of the series;

•	default in the performance or breach of any of our other covenants or warranties contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

•	specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case of specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

•	we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

Waiver

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on any debt security of that series; or

•	in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

Notice

Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

Subject to the trustee’s duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

Modification of the Indentures

Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

•	except as described in the applicable prospectus supplement relating to such debt security:

•	extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security;

•	reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security;

•	extend the time of payment of interest on any debt security or any additional amounts;

•	change any of the conversion, exchange or redemption provisions of any debt security;

•	change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms;

•	release any guarantors from their guarantees of the debt securities, or, except as contemplated in any supplemental indenture, make any change in a guarantee of a debt security that would adversely affect the interests of the holders of those debt securities; and

•	in the case of subordinated debt securities, modify the ranking or priority of the securities;

•	reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture; or

•	modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by us with specific covenants in the indenture.

We and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

•	to secure or provide for the guarantee of the debt securities;

•	to establish the form or terms of debt securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

•	to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

•	to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

•	the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

Discharge

We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

Defeasance and Covenant Defeasance

If the provisions of the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

•	defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

•	covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities;

in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

A trust will only be permitted to be established if, among other things:

•	we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

•	no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

•	the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

•	certain other provisions set forth in the applicable indenture are met; and

•	we will have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with

In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series

Regarding the Trustees

We will designate the trustee under the senior and subordinated debt indentures in the applicable prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee.

Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws. The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation and bylaws because they, and not the summary, define the rights of holders of shares of our common stock. You can obtain copies of our certificate of incorporation and bylaws by following the directions under the heading “Where You Can Find More Information.”

General

Our certificate of incorporation provides the authority to issue 200,000,000 shares of common stock, par value $0.0001 per share. At May 1, 2015, there were 89,191,733 shares of common stock issued and outstanding and we had outstanding stock options granted to directors, officers and other employees for 147,455 shares of our common stock.

Each share of our common stock has the same relative rights and is identical in all respects to each other share of our common stock. Our common stock is non-withdrawable capital, is not of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other governmental entity.

Voting Rights

Holders of our common stock are entitled to one vote per share on each matter properly submitted to stockholders for their vote, including the election of directors. Holders of our common stock do not have the right to cumulate their votes for the election of directors, which means that the holders of more than 50% of the shares of common stock voting for the election of directors can elect 100% of the directors standing for election at any meeting if they choose to do so. In that event, the holders of the remaining shares voting for the election of directors will not be able to elect any person or persons to our board of directors at that meeting. Generally, in matters other than the election of directors and business combinations and other extraordinary transactions, the affirmative vote of the majority of shares present and entitled to vote on the subject matter constitutes the act of the stockholders. A nominee to our board of directors will be elected, in uncontested elections (as defined in our bylaws), if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. In all director elections other than uncontested elections, the vote standard will continue to be a plurality of votes cast, and stockholders shall not be permitted to vote against any nominee for director.

Liquidation Rights

The holders of our common stock and the holders of any class or series of stock entitled to participate with the holders of our common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of us, whether voluntary or involuntary, will become entitled to participate equally in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities and after we have paid, or set aside for payment, to the holders of any class of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which they are entitled.

Dividends

The holders of our common stock and any class or series of stock entitled to participate with the holders of our common stock are entitled to receive dividends declared by our board of directors out of any assets legally available for distribution. The board may declare dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The terms and conditions of other securities we issue may restrict our ability to pay dividends to holders of our common stock. In addition, as a holding company, our main source of funds to pay dividends is distributions from our subsidiaries and, therefore, our ability to pay distributions is affected by the ability of our subsidiaries to pay dividends. The ability of our bank subsidiary, and our ability, to pay dividends in the future is, and could in the future be further, influenced by bank regulatory requirements and capital guidelines.

Miscellaneous

The holders of our common stock have no preemptive or conversion rights for any shares that may be issued. Our common stock is not subject to additional calls or assessments, and all shares of our common stock currently outstanding are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws and Delaware Law

Some provisions of Delaware law and our certificate of incorporation and bylaws contain provisions that could make it more difficult to (1) acquire us by means of a tender offer, proxy contest or otherwise or (2) remove our incumbent officers and directors. These provisions, summarized below, are intended to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions also serve to discourage hostile takeover practices and inadequate takeover bids.

Undesignated Preferred Stock

Our board of directors has the ability to authorize undesignated preferred stock, which allows the board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any unsolicited attempt to change control of our company. This ability may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Special Stockholders’ Meetings and Advanced Notice Requirements for Stockholder Proposals

Our certificate of incorporation and bylaws provide that a special meeting of stockholders may be called only by our board of directors, the chairman of the board, or by our chief executive officer or president. In addition, our bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the board, or by a stockholder of record on the record date for the meeting who (1) is entitled to vote at the meeting, (2) has delivered a timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting, (3) attends (or has a qualified representative attend) the stockholder meeting and (4) has otherwise complied with the provisions of our Bylaws and applicable law. These provisions could have the effect of delaying any stockholder actions until the next stockholder meeting, even if they are favored by the holders of a majority of our outstanding voting stock.

No Action by Written Consent

Our certificate of incorporation and bylaws do not permit stockholders to act by written consent in lieu of a meeting.

Election and Removal of Directors

Our certificate of incorporation provides for the division of our board of directors into three classes of directors, each class as nearly as equal as possible, with each serving staggered, three-year terms. Once elected, directors may be removed only for cause by the holders of a majority of shares then entitled to vote in an election of directors. In addition, our certificate of incorporation and bylaws provide that any vacancies on the board of directors may be filled only by a majority of the remaining directors. This system of electing and removing directors and filling vacancies may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of the directors.

Amendment of Certain Provisions of our Organizational Documents

Any amendment to our certificate of incorporation must be approved by our board of directors and a majority of the outstanding shares of each class of shares entitled to vote thereon at a duly called annual or special meeting; provided, that in addition to any vote of any class of shares required by law or the certificate of incorporation, the affirmative vote of holders of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend certain of the provisions contained in the certificate of incorporation regarding stockholder actions, classification of directors, removal of directors, filling of director vacancies, bylaw amendments, limitation of liability of directors, the exclusive forum for certain litigation, and amendments to the certificate of incorporation. Our bylaws may be amended by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present or by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock issued and outstanding and entitled to vote in any election of directors, voting as a single class.

Business Combinations

We have not opted out of Section 203 of the Delaware General Corporation Law, an anti-takeover law, and are therefore subject to its provisions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s outstanding voting stock, referred to as an “interested stockholder” under Section 203, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

These and other provisions of Delaware law and our certificate of incorporation and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Since the terms of our certificate of incorporation and bylaws may differ from the general information we are providing, you should only rely on the actual provisions of our certificate of incorporation and bylaws. If you would like to read our certificate of incorporation and bylaws, you may request a copy from us by following the directions under the heading “Where You Can Find More Information.”

NYSE Listing

Our common stock is listed on the New York Stock Exchange under the symbol “WAL.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description is a general summary of the terms of the preferred stock which we may issue. The description below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation, and the applicable certificate of designation to our certificate of incorporation, determining the terms of the related series of preferred stock and our bylaws, each of which we will make available upon request. The descriptions herein and in the applicable prospectus supplement do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our certificate of incorporation, the applicable certificate of designation and our bylaws because they, and not the summaries, define your rights as holders of shares of our preferred stock.

General

We are authorized to issue 20,000,000 shares of preferred stock, par value $0.0001 per share. As of May 1, 2015, 70,500 shares of preferred stock were issued and outstanding, consisting of 70,500 shares of Non-Cumulative Perpetual Preferred Stock, Series B. Our certificate of incorporation, subject to limitations prescribed in such certificate and subject to limitations prescribed by Delaware law, authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. As a result of its broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, the board of directors could adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of us.

Terms of the Preferred Stock That We May Offer and Sell to You

You should refer to the prospectus supplement relating to the class or series of preferred stock for the specific terms of that class or series, including:

•	the title and stated value of the preferred stock;

•	the number of shares of preferred stock, their liquidation preference per share and their purchase price;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculating the payment date(s) applicable to the preferred stock;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into or exchangeable for other securities or rights, or a combination of the foregoing, including the name of the issuer of the securities or rights, conversion or exchange price, or the manner of calculating the conversion or exchange price, and the conversion or exchange date(s) or period(s) and whether we will have the option to convert such preferred stock into cash;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares and, if so, the terms of those shares;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or equally with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Ranking

Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of our affairs, rank:

•	senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that the equity securities rank junior to the preferred stock;

•	equally with our Non-Cumulative Perpetual Preferred Stock, Series B and all equity securities issued by us other than those referred to in the first and last bullet points of this subheading; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to the preferred stock.

For purposes of this subheading, the term “equity securities” does not include convertible debt securities.

Distributions

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment to stockholders, cash distributions, or distributions in kind or in other property if expressly permitted and described in the applicable prospectus supplement, at the rates and on the dates as we will set forth in the applicable prospectus supplement. We will pay each distribution to holders of record as they appear on our stock transfer books on the record dates determined by our board of directors.

Distributions on any class or series of preferred stock, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If our board of directors fails to declare a distribution payable on a distribution payment date on any class or series of preferred stock for which distributions are non-cumulative, then the holders of that class or series of preferred stock will have no right to receive a distribution in respect of the distribution period ending on that distribution payment date, and we will have no obligation to pay the distribution accumulated for that period, whether or not distributions on that series are declared payable on any future distribution payment date.

If any shares of the preferred stock of any class or series are outstanding, no full dividends will be declared or paid or set apart for payment on our preferred stock of any other class or series ranking, as to dividends, equally with or junior to the preferred stock of the class or series for any period unless all required dividends are paid. The phrase “all required dividends are paid” when used in this prospectus with respect to class or series of preferred stock means that:

•	if the class or series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for payment for all past dividend periods and the then current dividend period; or

•	if the class or series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the class or series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment is set apart for the payment for the then current dividend period.

When dividends are not paid in full, or a sum sufficient for the full payment is not so set apart, upon the shares of preferred stock of any class or series and the shares of any other class or series of preferred stock ranking equally as to dividends with the preferred stock of the class or series, all dividends declared upon shares of preferred stock of the class or series and any other class or series of preferred stock ranking equally as to dividends with the preferred stock will be declared equally so that the amount of dividends declared per share on the preferred stock of the class or series and the other class or series of preferred stock will in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of preferred stock of the class or series, which will not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have cumulative dividend, and the other class or series of preferred stock bear to each other. No interest, sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on preferred stock of the class or series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless all required dividends are paid, no dividends, other than in common stock or other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us, will be declared or paid or set aside for payment or other distribution will be declared or made upon the common stock or any of our other stock ranking junior or equally with the preferred stock of the class or series as to dividends or upon liquidation, nor will any common stock or any of our other capital stock ranking junior to or equally with preferred stock of the class or series as to dividends or upon liquidation, dissolution or winding-up of us be redeemed, purchased or otherwise acquired for any consideration, or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any stock, by us except by conversion into or exchange for our other stock ranking junior to the preferred stock of the class or series as to dividends and upon liquidation, dissolution or winding-up of us.

Any dividend payment made on shares of a class or series of preferred stock will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the class or series which remains payable.

Redemption

If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment will be made to the holders of any common stock or any other class or series of shares of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series or class of preferred stock will be entitled to receive out of our assets legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all accumulated and unpaid distributions. If, upon the voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock and the corresponding amounts payable on all shares of other classes or series of shares of our capital stock ranking equally with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of shares of capital stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If liquidating distributions will have been made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of shares of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

For those purposes, the consolidation or merger of us with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

Voting Rights

Holders of preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as indicated in the applicable prospectus supplement.

Under the Delaware General Corporation Law, holders of outstanding shares of a series of preferred stock may be entitled to vote as a separate class on a proposed amendment to the terms of that series of preferred stock or our certificate of incorporation, if the amendment would:

(1)	increase or decrease the aggregate number of authorized shares of that series of preferred stock;

(2)	increase or decrease the par value of the shares of that series of preferred stock; or

(3)	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely, in which case the approval of the proposed amendment would require the affirmative vote of at least a majority of the outstanding shares of that series of preferred stock.

Conversion Rights

The terms and conditions, if any, upon which any class or series of preferred stock are convertible into or exchangeable for our other securities or rights or those of other issuers, including, without limitation, common stock, debt securities, trust preferred securities or another series of preferred stock, or any combination of the foregoing, will be set forth in the applicable prospectus supplement relating to the preferred stock. The terms will include the name of the issuer of the other securities or rights and the number or principal amount of the securities or rights into which the shares of preferred stock are convertible or exchangeable, the conversion or exchange price or rate or the manner of calculating the price, the conversion or exchange date(s) or period(s), provisions as to whether conversion or exchange will be at the option of the holders of the preferred stock or at our or other issuer’s option, the events requiring an adjustment of the conversion or exchange price or rate and provisions affecting conversion or exchange in the event of the redemption of the series of preferred stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description, together with the applicable prospectus supplements, summarizes certain terms and provisions of the depositary shares that we may offer under this prospectus and the related deposit agreements and depositary receipts. The following summary relates to terms and conditions applicable to these types of securities generally. The particular terms of any series of depositary shares will be those set forth in the applicable deposit agreement and summarized in the applicable prospectus supplement. If indicated in the applicable prospectus supplement, the terms of any series may differ from the terms summarized below.

Specific deposit agreements and depositary receipts will contain additional important terms and provisions and will be incorporated by reference into the registration statement which includes this prospectus before we issue any depositary shares. The descriptions herein and in the applicable prospectus supplement do not restate those agreements and receipts in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable deposit agreement and deposit certificate because they, and not the summaries, define your rights as holders of the depositary shares. For more information, please review the forms of these documents, which will be filed with the SEC will be available as described under the heading “Where You Can Find More Information” above.

General

We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, if any. We will enter into a deposit agreement with a depositary, which will be named in the applicable prospectus supplement.

In order to issue depositary shares, we will issue preferred stock and immediately deposit these shares with the depositary. The depositary will then issue and deliver depositary receipts to the persons who purchase depositary shares. Each whole depositary share issued by the depositary may represent a fraction of a share held by the depositary. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive engraved depositary receipts, a depositary may, upon our written order, issue temporary depositary receipts, which will temporarily entitle the holders to all the rights pertaining to the definitive depositary receipts. We will bear the costs and expenses of promptly preparing definitive depositary receipts and of exchanging the temporary depositary receipts for definitive depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash dividends and distributions it receives with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that it is not feasible to make the distribution. If so, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed by the depositary will be reduced by any amount required to be withheld by us or the depositary on account of taxes.

Redemption of Depositary Shares

If we redeem the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that we have redeemed. The redemption price for depositary shares will be in proportion to the redemption price per share that we paid for the underlying preferred stock. If we redeem less than all of the depositary shares, the depositary will select which depositary shares to redeem by lot, or some substantially equivalent method.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except for the rights to receive money or other property upon redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary.

Voting the Preferred Stock

We will notify the depositary about any meeting at which the holders of preferred stock are entitled to vote, and the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by the holder’s depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

We and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the depositary receipt and any provisions of the deposit agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, the holders of at least a majority of the depositary shares then outstanding must first approve the amendment. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended deposit agreement. However, subject to any conditions in the deposit agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, or any money or other property represented by the depositary shares, when they surrender their depositary receipts.

We can terminate the deposit agreement at any time, as long as the depositary mails notice of termination to the record holders of depositary shares then outstanding at least 30 days prior to the date fixed for termination. Upon termination, the depositary shall deliver to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipt.

Charges of Depositary

We will pay all transfer and other taxes and the government charges that relate solely to the depositary arrangements. We will also pay the charges of each depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering written notice of its decision to us. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. We must appoint the successor depositary within a specified time after delivery of the notice of resignation or removal. The successor depositary shall be a bank or trust company that has its principal office in the United States and has a combined capital and surplus of at least $50,000,000.

Miscellaneous

We will be required to furnish certain information to the holders of the preferred stock underlying any depositary shares. The depositary, as the holder of the underlying preferred stock, will forward any report or information it receives from us to the holders of depositary shares.

Neither we nor the depositary will be liable if its ability to perform its obligations under the deposit agreement is prevented or delayed by law or any circumstance beyond its control. Both we and the depositary will be obligated to use our best judgment and to act in good faith in performing our respective duties under the deposit agreement. We and the depositary will be liable only for gross negligence and willful misconduct in performing our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless we or the depositary receive what we, in our sole discretion, determine to be a satisfactory indemnity from one or more holders of the depositary shares. We and the depositary will evaluate any proposed indemnity in order to determine whether the financial protection afforded by the indemnity is sufficient to reduce each party’s risk to a satisfactory and customary level. We and the depositary may rely on the advice of legal counsel or accountants of the choice of each. We and the depositary may also rely on information provided by persons we and they believe, in good faith, to be competent, and on documents we and they believe, in good faith, to be genuine.

The applicable prospectus supplement will identify the depositary’s corporate trust office. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if we redeem shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

Title

We, each depositary and any agent of ours or the applicable depositary may treat the registered owner of any depositary share as the absolute owner of the depositary shares for all purposes, including making payment, regardless of whether any payment in respect of the depositary share is overdue and regardless of any notice to the contrary.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock or units of two or more of these types of securities, which are collectively referred to in this prospectus as “underlying warrant securities.” We may issue warrants independently or together with any underlying warrant securities and such warrants may be attached to or separate from those underlying warrant securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, as more fully described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will contain a description of the following terms:

•	the title of the warrants;

•	the designation, amount and terms of the underlying warrant securities for which the warrants are exercisable;

•	the designation and terms of the underlying warrant securities, if any, and the number of warrants issued with each underlying warrant security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the underlying warrant securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the underlying warrant securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the currency or currencies (including composite currencies), and/or the securities (if any), in which the exercise price of the warrants may be payable; and, if the exercise price is payable in whole or in part with securities, the basis for determining the amount or number of such securities to be provided as such payment;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms, including terms, procedures and limitations relating to the exercise and exchange of the warrants.

Exercise of Warrants

Each warrant will entitle its holder to purchase, for cash and/or securities (as will be specified in the applicable prospectus supplement), the amount or number of debt securities, shares of preferred stock, or shares of common stock, at the exercise price, as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

Holders of warrants may exercise their respective warrants in the manner set forth in the applicable prospectus supplement relating to such warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the underlying warrant securities purchasable upon exercise of the warrants. If a holder exercises less than all of the warrants represented by the warrant certificate, the warrant agent will issue a new warrant certificate for the remaining warrants.

Prior to the exercise of any warrants to purchase debt securities or other securities, including shares of preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the debt securities or other securities, including shares of preferred stock or common stock purchasable upon exercise, including:

•	in the case of warrants for the purchase of debt securities, the right to receive payments of principal of, or any premium or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants for the purchase of shares of preferred stock or shares of common stock, the right to vote or to receive any payments of dividends on the shares of preferred stock or common stock purchasable upon exercise.

The descriptions of the warrant agreements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable warrant agreement and warrant certificate relating to the warrants because they, and not the summaries, define your rights as holders of the warrants or any warrant units. For more information, please review the forms of these documents, which will be filed with the SEC and will be available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, a number of debt securities, shares of our common stock, preferred stock or depositary shares or warrants, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders of the units or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our debt securities, depositary shares, preferred securities, common stock, warrants or debt obligations or government securities, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The applicable prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of certain material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the purchase contracts. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the applicable agreements because they, and not the summaries, define your rights as holders of the units. We will make copies of the relevant agreements available as described under the heading “Where You Can Find More Information” above.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the offered securities:

•	directly to purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	directly to our stockholders; or

•	through a combination of any of these methods of sale.

The prospectus supplement relating to a series of the offered securities will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us and/or selling securityholders from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We or a selling securityholder may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We or a selling securityholder may directly solicit offers to purchase offered securities. Agents designated by us or a selling securityholder from time to time may also solicit offers to purchase offered securities. Any agent designated by us or a selling securityholder, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or a selling securityholder to such agent will be set forth in the prospectus supplement.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we or the selling securityholder will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we or a selling securityholder will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of offered securities, the underwriter may be deemed to have received compensation from us or the selling securityholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of offered securities for whom they may act as agents. Underwriters may also sell offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in the applicable prospectus supplement, we or a selling securityholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us or a selling securityholder at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contract will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

•	if the offered securities are also being sold to underwriters, we or a selling securityholder will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such purchase contracts. The prospectus supplement relating to the purchase contracts will set forth the price to be paid for offered securities pursuant to the purchase contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the purchase contracts.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us or a selling securityholder. Any remarketing firm will be identified and the terms of its agreement, if any, with us or a selling securityholder and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us or a selling securityholder, to indemnification by us or a selling securityholder against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us or the selling securityholder in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in the applicable prospectus supplement relating to each offer.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with the resale of securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

In connection with particular offerings of securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities and certain legal matters about us and with respect to the offering may be passed upon for us by Randall S. Theisen, Esq., an attorney on Western Alliance’s legal staff, or such other legal officer as we may designate from time to time, or Hogan Lovells US LLP. Mr. Theisen is Executive Vice President and General Counsel of Western Alliance and owns shares of Western Alliance common stock. Certain legal matters with respect to particular offerings of securities in the future may also be passed upon for any underwriters by the counsel to such underwriters specified in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by McGladrey LLP, an independent registered public accounting firm, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$175,000,000

Western Alliance Bancorporation

6.25% Subordinated Debentures due 2056

PROSPECTUS SUPPLEMENT

Morgan Stanley

Wells Fargo Securities

D.A. Davidson & Co.

FIG Partners, LLC

Jefferies

Piper Jaffray

June 9, 2016